UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 13, 2007

FIRST ADVANTAGE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

Delaware	001-31666	61-1437565
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Carillon Parkway

St. Petersburg, Florida 33716

(Address of principal executive offices)

(727) 214-3411

(Registrant’s telephone number)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers

On February 2, 2006, the Compensation Committee (the “Committee”) of the First Advantage Corporation (the “Company”) approved the Flexible Long-term Incentive Program (“LTIP”), the terms of which were previously disclosed on Form 8-K on February 7, 2006.

For 2007, the Committee has designated 24 participants in the LTIP, comprised of employees of the Company and named executive officers (“NEOs”). Each of the participants have been assigned a tier for , which entitles such participant to receipt of a designed number of “points” to be used by each participant to select his/her type of equity award. Restricted stock and restricted stock units are granted on 1:3 ratio to stock options. Participants in the LTIP are required to make their selection on or before the close of business on February 20, 2007. Awards are granted on February 22, 2007.

Vesting of equity awards granted under the LTIP occurs ratably over a three year period. Upon the expiration of a three year period, all equity awards become fully vested. Participants who select restricted stock units have the option to defer receipt of vested stock beyond the vesting period in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Upon termination of employment by any participant, all unvested equity awards terminate. Upon death or disability, all unvested equity awards are pro rated for the number of months the participant is employed by the Company.

For 2007, the NEOs of the Company have been granted the following equity awards: Chief Executive Officer (John Long) – 150,000 stock options or 50,000 restricted stock or restricted stock units; President (Anand Nallathambi) – 100,000 stock options or 33,333 restricted stock or restricted stock units; Chief Operating Officer (Akshaya Mehta) – 60,000 stock options or 20,000 restricted stock or restricted stock units; and Chief Financial Officer (John Lamson) – 60,000 stock options or 20,000 restricted stock or restricted stock units.

The description of the LTIP provided above is qualified in its entirety by reference to the full text of the LTIP summary, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference

Item 9.01. Financial Statements and Exhibits.

c) Exhibits

Exhibit Number	Description of Exhibit
10.1	First Advantage Corporation “Flexible Long-Term Incentive Program”

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ADVANTAGE CORPORATION

Date: February 16, 2007	By:	/s/ John Lamson
	Name:	John Lamson
	Title:	Executive Vice President and Chief Financial Officer